Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN EXEMPTION FROM SUCH REGISTRATION.

THESTREET.COM, INC.

WARRANT

TO PURCHASE COMMON STOCK

Certificate Number: TCV-1	Dated: November 15, 2007

                    For value received, TCV VI, L.P. (the “Investor”) is entitled to purchase from TheStreet.com, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date set forth above and prior to 5:00 p.m., New York time, on the Expiration Date (as defined in Section 2.1 below), at the purchase price of $15.69 per share (as such price may be adjusted pursuant to Section 3, the “Exercise Price”), an aggregate of One Million One Hundred Forty Seven Thousand Eight Hundred Sixteen (1,147,816) shares (as such number of shares may be adjusted pursuant to Section 3 below, the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). Certain terms used but not defined elsewhere herein have the meanings assigned to them in Section 16 below.

                    This Warrant (“Warrant”) is being issued to the holder in accordance with the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) among the Company, the Investor and TCV VI, L.P.

          Section 1. Warrant Holder; Transferability.

                    1.1 Warrant Holder. The Company and the Secretary of the Company shall be entitled to treat the Investor or any TCV Affiliate to which this Warrant has, in whole or in part, been transferred in accordance with Section 1.2 below, as the owner in fact for all purposes of this Warrant (the Investor or such transferee also being herein referred to as the “holder” of this Warrant) and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.

                    1.2 Transfer Restrictions. This Warrant shall not be transferable except that the holder may transfer this Warrant, in whole or in part, to any TCV Affiliate upon providing a Notice of Transfer attached hereto duly completed and executed by the holder and the transferee.

          Section 2. Term and Exercise of Warrant; Acceleration and Termination.

                    2.1 Term of Warrant. Subject to the last sentence of Section 3.1(c) below, the holder shall have the right, at any time before 5:00 p.m., New York time, on the fifth anniversary of the date hereof, or, if such date is not a Business Day, the next Business Day (the “Expiration Date”) to exercise this Warrant in accordance with the terms hereof.

                    2.2 Exercise of Warrant.

                              (a) Cash Exercise. This Warrant may be exercised, in whole or in part, upon surrender to the Company, in care of the Secretary of the Company, together with the duly completed and signed form of Notice of Exercise (designating thereon the holder’s election to cash exercise) in the form attached hereto (the “Exercise Notice”), and payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which this Warrant is then being exercised. Payment of the aggregate Exercise Price upon exercise pursuant to this Section 2.2(a) shall be made by delivery of a good check to the principal executive offices of the Company or, at the holder’s discretion, by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company at the holder’s request.

                              (b) Net-Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2.2(a), the holder may elect to exercise this Warrant, in whole or in part, on a net-issue basis by electing to surrender a number of Warrant Shares that are equal in value to the exercise price for the number of Warrant Shares in respect of which this Warrant is then being exercised at the time of any such net-issue exercise, by surrender of this Warrant, together with the duly completed and signed Notice of Exercise in the form attached hereto (designating the holder’s election to exercise this Warrant on a net-issue basis), to the Company, in care of the Secretary of the Company, at the principal executive offices of the Company. The Exercise Notice shall be properly marked to indicate (i) the number of Warrant Shares to be delivered to the holder in connection with such net-issue exercise, (ii) the number of Warrant Shares in respect of which this Warrant is being surrendered in payment of the Exercise Price for the number of Warrant Shares in respect of which this Warrant is then being exercised in connection with such net-issue exercise, calculated as of the Determination Date (as defined below) and (iii) the number of Warrant Shares which remain subject to this Warrant after such net-issue exercise, if any (each as determined in accordance with this Section 2.2(b)). In the event that the holder elects to exercise this Warrant in whole or in part on a net-issue basis pursuant to this Section 2.2(b), the Company will issue to the holder the number of Warrant Shares determined in accordance with the following formula:

X = Y (A-B) / A

where:

•	“X” is the number of Warrant Shares to be issued to the holder in connection with such net-issue exercise;

•	“Y” is the number of Warrant Shares to be exercised, up to the number of Warrant Shares subject to this Warrant;

•	“A” is the Fair Market Value of one share of Common Stock; and

•	“B” is the Exercise Price in effect as of the date of such net-issue exercise (as adjusted pursuant to Section 3.1 below).

For purposes of this Section 2.2(b), the “Fair Market Value” of one share of Common Stock will have the following meanings: (i) if the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the average of the Closing Sales Price for the ten (10) Trading Days immediately preceding, but not including the Determination Date or (ii) if the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the fair market value of Common Stock as determined in good faith from time to time by the Company’s board of directors or a committee thereof (the “Board of Directors”) as of the Determination Date, and receipt and acknowledgment of this Warrant by the holder will be deemed to be an acknowledgment and acceptance of any such determination by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of Section 2.2(b) of this Warrant. The “Determination Date” of Fair Market Value will be the date indicated on the Exercise Notice; provided, however, that if the Company does not receive the Exercise Notice within five (5) business days of the date indicated thereon, the Determination Date will be the date the Company receives such Exercise Notice.

                              (c) Fractional Interests. No fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Sales Price of the Common Stock (or if the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of the Common Stock as determined by the Board of Directors in the manner set forth in clause (ii) of the penultimate sentence of Section 2.2(b)) on the Trading Day immediately preceding the date of exercise of this Warrant times such fraction (rounded to the nearest cent).

                              (d) Deemed Issuance. Subject to Section 2.2(c) hereof, upon such surrender of this Warrant, delivery of the Exercise Notice and, in the case of a cash exercise pursuant to Section 2.2(a), payment of the Exercise Price, the Company shall, subject to the last sentence of this Section 2.2(d), issue and cause to be delivered with all reasonable dispatch to the holder a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant, together with a check or cash in respect of any fractional shares otherwise deliverable upon such exercise, as provided in Section 2.2(c). Such certificate or certificates shall be deemed to have been issued as of the date of the surrender of this Warrant and payment of the Exercise Price (payment of such exercise price shall be deemed satisfied by use of the net-issue exercise procedures in Section 2.2(b)). Notwithstanding the foregoing, the Warrant Shares purchased upon exercise of this Warrant and the check or cash in respect of any fractional share shall not be issued until, and a holder shall not be deemed to have become a holder of record of any Warrant Shares until, HSR Clearance with respect to such exercise has occurred. The holder shall use his, her or its reasonable best efforts to obtain HSR Clearance, if required, and shall keep the Company informed of the status thereof.

                              (e) Warrant Exercisable in Whole or in Part. The rights of purchase represented by this Warrant shall be exercisable, at the election of the holder, either in full or from time to time in part. If this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Warrant Shares may be issued and delivered to the holder by the Company. This Warrant or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.

          Section 3. Adjustment of Exercise Price and Number of Warrant Shares.

                    3.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price payable in connection therewith shall be subject to adjustment from time to time as follows:

                              (a) Stock Splits, Combinations and Dividends. If the Company shall at any time pay a dividend on the Common Stock in shares of the Common Stock (including, if applicable, in shares of Common Stock held by the Company in treasury or by a subsidiary), subdivide or split its outstanding shares of Common Stock into a larger number of shares or combine or consolidate its outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3.1(a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, split, combination or consolidation.

                              (b) Reclassifications. In the event of a reclassification of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company will execute a new Warrant, the terms of which provide that the holder of this Warrant will have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock previously issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock at the time of such reclassification. Such new Warrant will provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 3.1 The provisions of this Section 3.1(b) will apply with equal force and effect to all successive reclassifications of the Common Stock.

                              (c) Merger or Consolidation. If at any time there will be effected a merger or consolidation of the Company with or into another corporation in such a way that holders of Common Stock will be entitled to receive stock, other securities, money or other property with respect to or in exchange for their shares of Common Stock, then, as a part of such merger or consolidation, in lieu of Common Stock the holder will thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock, other securities, money or other property resulting from such merger or consolidation to which such holder would have been entitled in such merger or consolidation if this Warrant had been exercised immediately prior to such transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the merger or consolidation to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) will be applicable after the transaction, as near as reasonably may be, in relation to any shares, other securities, money or other property deliverable after that transaction upon the exercise of this Warrant. If, after taking into account and as a result of the provisions of this Section 3.1(c), this Warrant is only exercisable for cash, this Warrant shall terminate and be of no further force or effect.

                              (d) Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted or readjusted pursuant to Section 3.1, the Exercise Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter. All calculations under this Section 3 shall be made to the nearest one-thousandth of a share of Common Stock.

                              (e) In the event that at any time, as a result of an adjustment made pursuant to this Section 3.1, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock or shares of any other person, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 3.1, and the provisions of Sections 3.2, 3.3, 3.4 and 3.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

                    3.2 Time of Adjustments. Except as otherwise expressly provided in Section 3.1, each adjustment required by Section 3.1 shall be effective as and when the event requiring such adjustment occurs.

                    3.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall as soon as practicable mail by first class mail, postage prepaid, to the holder, a certificate of an officer of the Company setting forth the number of Warrant Shares (or other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                    3.4 No Adjustment for Cash Dividends. Except as provided in Section 3.1, no adjustment shall be made during the term of this Warrant or upon the exercise of this Warrant in respect of any dividends declared or paid on the Common Stock.

                    3.5 Statement on Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of shares issuable upon exercise of this Warrant as are stated in the initial Warrant.

          Section 4. Taxes. The issuance of certificates for Warrant Shares of Common Stock upon the exercise of the rights represented by this Warrant will be made without charge to the holder of this Warrant for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.

          Section 5. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times during the term of this Warrant reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrant. All shares of Common Stock or other securities issued upon exercise of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

          Section 6. Restrictions on Warrant Shares. The holder acknowledges and agrees that the shares of Common Stock or other securities issued upon exercise of this Warrant may not be sold, and that the holder will not directly or indirectly offer or sell any of such Common Stock or right to acquire Common Stock, other than in compliance with the Securities Act and all other applicable state or foreign securities laws. Each certificate representing the Warrant Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN EXEMPTION FROM SUCH REGISTRATION.”

          Section 7. Mutilated or Missing Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrants returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Warrant affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.

          Section 8. No Rights as Stockholder. Except as provided in the second sentence of Section 2.2(d) hereof, nothing contained in this Warrant shall be construed as conferring upon the holder the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          Section 9. Notice to Holder. At any time prior to the Expiration Date and prior to its exercise, if any of the following events shall occur:

(i)	the Company shall declare any dividend or other distribution on the Common Stock (other than (x) a stock split by way of a stock dividend and (y) the Company’s regular quarterly dividend); or

(ii)	the Company shall take a record of the holders of Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock;

then, to the extent practicable and subject to any confidentiality restrictions, the Company shall give notice in writing of such event to the holder of this Warrant at least seven (7) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or other distribution or subscription rights. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

          Section 10. Notices. All notices and other communications required or permitted to be given with respect to this Warrant shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five (5) Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (y) and (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the holder at the address in a Warrant register to be created and maintained by the Company and to the Company at its principal executive offices.

          Section 11. No Waivers; Remedies. Prior to the Expiration Date, no failure or delay by the holder in exercising any right, power or privilege with respect to this Warrant shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Warrant shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 12. Amendments. No amendment, modification, termination or waiver of any provision of this Warrant, and no consent to any departure from any provision of this Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          Section 13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the state of Delaware that apply to contracts made and performed entirely within such state.

          Section 14. Severability of Provisions. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of the provision in any other jurisdiction.

          Section 15. Headings and References. Headings in this Warrant are included for the convenience of reference only and do not constitute a part of this Warrant for any other purpose. References to sections in this Warrant are references to the sections of this Warrant, unless the context shall require otherwise.

          Section 16. Definitions. For purposes of this Warrant, the following terms have the following meanings:

                              (a) “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                              (b) “Closing Sales Price” means the closing sales price of the Common Stock, as quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for Common Stock quoted on the national market or other quotation system on which Common Stock is admitted for trading, each as published in The Wall Street Journal (New York edition) or, if such prices are not published in The Wall Street Journal (New York edition), as reported by the applicable authority or association governing trading of the Common Stock.

                              (c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                              (d) “HSR Clearance” means the expiration or termination or any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended applicable to the exercise of this Warrant and the issuance of the Warrant Shares.

                              (e) “person” means a “person” within the meaning of Section 3(a)(9) of the Exchange Act.

                              (f) “TCV Affiliate” means (i) any general or limited partner or member of a holder, (ii) a member of a limited liability company that is a general or limited partner or member of a holder, (iii) any retired partner of any of the foregoing and (iv) any spouse, ancestor, lineal descendant or sibling of any of the foregoing who acquires the all or part of this Warrant by gift, will or intestate succession.

                              (g) “Trading Day” means, as applied to any class of stock, any day on which NASDAQ or, if such stock is not listed on NASDAQ, the exchange or market which is the primary market for the stock, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.

[The next page is the signature page]

                     The Company has executed and delivered this Warrant as of the date set forth above.

THESTREET.COM, INC.

By:

		Name:	Thomas J. Clarke, Jr.
		Title:	Chairman of the Board
and Chief Executive Officer

Accepted:

TCV VI, L.P.

By: Technology Crossover Management VI, L.L.C., its General Partner

By: Robert Bensky
Title: Attorney-in-Fact

S-1

NOTICE OF EXERCISE
(To Be Completed Only Upon Exercise)

TO:	TheStreet.com, Inc.
14 Wall Street, 14th Floor
New York, New York 10005
Attention: Chief Executive Officer

1. The undersigned hereby irrevocably elects to purchase ______________________ shares of Common Stock of TheStreet.com, Inc. pursuant to the terms of this Warrant.

          2. If Cash Exercise, check this box ☐: The undersigned tenders herewith full payment of the aggregate cash exercise price equal to $_____________ U.S. Dollars for such shares in accordance with the terms of this Warrant.

          3. If Net-Issue Exercise, check this box ☐: The undersigned exercises this Warrant on a net-issue basis pursuant to the terms set forth in this Warrant. Net-Issue Information:

          (a) Number of Shares of Common Stock to be Delivered:  ________________________________________________

          (b) Number of Shares of Common Stock Surrendered: ___________________________________________________

          (c) Number of Shares Remaining Subject to Warrant, if any: ______________________________________________

          4. In accordance with Section 2.2(d) of this Warrant, by checking this box ☐, the holder hereby exercises its right to delay the issuance of Warrant Shares until the Company receives written notice from the holder that such holder has obtained HSR Clearance and provides the Company with evidence thereof that is reasonably satisfactory to the Company.

          5. The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with, any transfer of the shares of Common Stock issued upon exercise of this Warrant.

          6. The undersigned hereby represents and warrants to the Company as follows: (i) the undersigned is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) the undersigned has been advised by the Company that such Common Stock has not been registered under the Securities Act; (iii) the undersigned acknowledges that he, she or it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities; (iv) the undersigned is acquiring such Common Stock for his, her or its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws; (v) by reason of his, her or its business or financial experience, the undersigned has the capacity to protect his, her or its own interest in connection with the issuance of such Common Stock; (vi) the undersigned recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of such Common Stock; (vii) the undersigned has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with such transferee’s professional legal, tax and financial advisers the suitability of an investment in the

Company, and such transferee has determined that the acquisition of such Common Stock is a suitable investment for the undersigned; (viii) the undersigned has not relied on the Company for any tax or legal advice in connection with the exercise of this Warrant; and (ix) in evaluating the suitability of an investment in the Company, such transferee has not relied upon any representations or other information from the Company or any of its agents.

Dated:	By:

(Signature must conform in all respects to name of the holder as set forth on the face of this Warrant)

NOTICE OF TRANSFER
(To Be Completed Only Upon Transfer)

TO:	TheStreet.com, Inc.
14 Wall Street, 14th Floor
New York, New York 10005
Attention: Chief Executive Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by this Warrant, to purchase ______________________ shares of Common Stock of The Street.com, Inc.

Please issue a certificate or certificates representing said Warrant in such name or names as specified below:

(Name(s) and Address(es))

The undersigned transferor requests the Company, by written order to exchange or register the transfer of an Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of shares represented by this Warrant, to issue a replacement Warrant Certificate in the name of the undersigned representing the balance of such shares.

The undersigned transferee hereby represents, warrants, covenants and agrees with the Company as follows: (i) Such transferee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) such transferee has been advised by the Company that this Warrant has not been registered under the Securities Act; (iii) such transferee acknowledges that he, she or it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities; (iv) such transferee is acquiring this Warrant for his, her or its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws; (v) by reason of his, her or its business or financial experience, such transferee has the capacity to protect his, her or its own interest in connection with the issuance of this Warrant; (vi) such transferee recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of this Warrant; (vii) such transferee has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with such transferee’s professional legal, tax and financial advisers the suitability of an investment in the Company, and such transferee has determined that the acquisition of this Warrant is a suitable investment for such transferee; (viii) such transferee has not relied on the Company for any tax or legal advice in connection with the purchase of this Warrant; (ix) in evaluating the suitability of an investment in the Company, such transferee has not relied upon any representations or other information from the Company or any of its agents; and (x) for so long as such transferee owns this Warrant or any Warrant Shares, he, she or it shall not, and shall not permit any of its controlled affiliates to, engage in any Short Sales (as defined in the Purchase Agreement).

Dated:	By:

(Signature must conform in all respects to name of the holder as set forth on the face of this Warrant)